UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934
(Amendment No. )
Check the appropriate box:
☒	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement
Finance of America Companies Inc.
(Name of Registrant as Specified in Its Charter)
Payment of Filing Fee (Check all boxes that apply):
☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11

PRELIMINARY INFORMATION STATEMENT — SUBJECT TO COMPLETION,
DATED JUNE 30, 2026

FINANCE OF AMERICA COMPANIES INC.
5830 Granite Parkway, Suite 400
Plano, Texas 75024
NOTICE OF ACTION BY WRITTEN CONSENT OF STOCKHOLDERS
WE ARE NOT ASKING YOU FOR A PROXY,
AND YOU ARE REQUESTED NOT TO SEND US A PROXY
THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’
MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN
NOTICE IS HEREBY GIVEN that the Second Amended and Restated Certificate of Incorporation of Finance of America Companies Inc., a Delaware corporation (the “Company”), which amends and restates the Amended and Restated Certificate of Incorporation of Finance of America Companies Inc. to make the changes thereto as described in the accompanying Information Statement, has been approved by stockholders holding a majority in voting power of the outstanding shares of capital stock of the Company, voting together as a single class, and a majority in voting power of the Company’s outstanding shares of Class B Common Stock, in each case, entitled to vote thereon, acting by consent in lieu of a meeting.
The Company obtained the foregoing consent without prior notice and without a meeting in accordance with Section 228 of the Delaware General Corporation Law. The approved action cannot become effective, for purposes of Regulation 14C under the Securities Exchange Act of 1934, until 20 calendar days from the date of mailing of the enclosed definitive Information Statement to our stockholders. The definitive Information Statement will be first mailed to our stockholders of record as of the close of business on June 26, 2026, being the record date for determining stockholders entitled to participate in the aforementioned consent, on or about [   ], 2026.
The enclosed Information Statement contains information pertaining to the matters acted upon.
IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF THE INFORMATION STATEMENT: A COPY OF THIS NOTICE AND THE INFORMATION STATEMENT IS AVAILABLE TO YOU FREE OF CHARGE AT HTTPS://MATERIALS.PROXYVOTE.COM/31738L.

By Order of the Board of Directors,

Lauren E. Richmond
Chief Legal Officer, General Counsel & Secretary

[    ], 2026

i

FINANCE OF AMERICA COMPANIES INC.
5830 Granite Parkway, Suite 400
Plano, Texas 75024

INFORMATION STATEMENT

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTERS DESCRIBED HEREIN. THE ACTIONS DESCRIBED IN THIS INFORMATION STATEMENT HAVE BEEN APPROVED BY STOCKHOLDERS HOLDING A MAJORITY IN VOTING POWER OF OUR OUTSTANDING SHARES OF CAPITAL STOCK (AND A MAJORITY IN VOTING POWER OF OUR OUTSTANDING SHARES OF CLASS B COMMON STOCK). NO VOTE OR OTHER ACTION OF OUR STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THE MATTERS DESCRIBED IN THIS INFORMATION STATEMENT.

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

THERE ARE NO APPRAISAL RIGHTS WITH RESPECT
TO THE ACTIONS DESCRIBED IN THIS INFORMATION STATEMENT.
Unless the context otherwise requires, all references to “we,” “us,” “our,” “FOA,” or the “Company” refer to Finance of America Companies Inc. References to “FOA Equity” are to Finance of America Equity Capital LLC, a Delaware limited liability company, that the Company controls in an “Up-C” structure.
General Information
This Information Statement is being furnished in connection with the action by consent of stockholders holding (i) a majority in voting power of the outstanding shares of the capital stock of FOA, acting as a single class, and (ii) a majority in voting power of the outstanding shares of the Class B Common Stock of FOA (the “Class B Common Stock”), acting as a separate class, to approve the amendment and restatement of the Amended and Restated Certificate of Incorporation of the Company (as amended and in effect as of the date hereof, the “Current Charter”) to read in its entirety in the form of the Second Amended and Restated Certificate of Incorporation of the Company, attached as Annex A (as a redline comparison against the Current Charter) (the “Second Amended and Restated Charter”). Under the Current Charter, on all matters on which the holders of Class B Common Stock are entitled to vote, each holder of Class B Common Stock is entitled to cast a number of votes equal to the number of outstanding Class A Units of FOA Equity (the “LLC Units”) held by such holder, regardless of the number of shares of Class B Common Stock held by such holder. The Second Amended and Restated Charter will, among other things, (i) reclassify the outstanding shares of Class B Common Stock such that each holder of outstanding LLC Units will hold, following the reclassification, a number of shares of Class B Common Stock equal to the number of LLC Units held by such holder, (ii) provide that each share of Class B Common Stock shall have one vote on matters on which the holders of Class B Common Stock are entitled to vote, (iii) make changes to reflect recent amendments to the General Corporation Law of the State of Delaware (the “DGCL”), including the ability to provide for the exculpation of the Company’s executive officers and (iv) make other technical changes, including to reflect the repurchase of equity previously held by affiliates of Blackstone Inc. Annex A contains the form of the Second Amended and Restated Charter, which reflects the foregoing changes as a redline comparison against the Current Charter.
We are mailing this Information Statement to our stockholders of record as of the close of business on June 26, 2026, which is the record date for determining stockholders entitled to participate in the aforementioned action by consent (the “Record Date”).

On June 26, 2026, in accordance with Section 228 of the DGCL, stockholders holding (i) a majority in voting power of the outstanding shares of capital stock of the Company and (ii) a majority in voting power of the outstanding shares of the Class B Common Stock, in each case, entitled to vote on the Second Amended and Restated Charter as of the Record Date (the “Consenting Stockholders”), upon recommendation of the Company’s board of directors (the “Board”), executed and delivered a written consent approving the Second Amended and Restated Charter, with the principal changes described in the below sections of this Information Statement:
•	ACTION I: CHANGES REFLECTED IN THE SECOND AMENDED AND RESTATED CHARTER TO PROVIDE FOR PARITY OF CLASS B COMMON STOCK RELATIVE TO LLC UNITS
•	ACTION II: CHANGE REFLECTED IN THE SECOND AMENDED AND RESTATED CHARTER TO PROVIDE FOR EXCULPATION OF OFFICERS
•	ACTION III: OTHER TECHNICAL CHANGES REFLECTED IN THE SECOND AMENDED AND RESTATED CHARTER
Effective Date of Action by Written Consent
Pursuant to Rule 14c-2(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the action approved by the Consenting Stockholders cannot become effective until 20 calendar days from the date of mailing of this Information Statement to our stockholders. This Information Statement will be first mailed to our stockholders of record as of the Record Date on or about [  ], 2026.
The Second Amended and Restated Charter may become effective, for purposes of Regulation 14C under the Exchange Act, as early as the 20th day after the mailing of this Information Statement to the Company’s stockholders as of the Record Date who did not execute the written consent approving the Second Amended and Restated Charter. The Company intends to file the Second Amended and Restated Charter promptly following the conclusion of such twenty-day period and the changes reflected in the Second Amended and Restated Charter will take effect upon filing of the Second Amended and Restated Charter with the Secretary of State of the State of Delaware (the “Filing Effective Time”). Notwithstanding receipt of the aforementioned stockholder approval, the Board retains discretion (i) as to whether to file one form of Second Amended and Restated Charter containing all such changes to our Current Charter that are described in this Information Statement and (ii) to elect to abandon any of the amendments reflected in Annex A prior to filing, if it determines, in its sole discretion, that any such amendment is no longer in the best interests of the Company and its stockholders.
Notice Pursuant to Section 228(e)
Pursuant to Section 228(e) of the DGCL, if an action by consent of stockholders in lieu of a meeting has been taken by less than unanimous consent, prompt notice of the taking of the action by consent must be given to those stockholders as of the record date for the action by consent who have not consented and who would have been entitled to notice of the meeting if the action had been taken at a meeting and the record date for the notice of the meeting were the record date for the action by consent. This Information Statement, which is being delivered to all stockholders of record as of the Record Date who did not sign the consent approving the Second Amended and Restated Charter, serves as the notice required by Section 228(e) of the DGCL.
No Appraisal Rights
The DGCL does not provide appraisal rights to our stockholders in connection with the matters discussed in this Information Statement.
Effect of the Second Amended and Restated Charter upon Rights of Existing Stockholders
With respect to the rights of our existing stockholders, the changes effectuated by the Second Amended and Restated Charter will affect all stockholders of the Company equally. While the aggregate number of votes entitled to be cast by all holders of Class B Common Stock will not change as a result of the Second Amended and Restated Charter, the voting powers of the Class B Common Stock are technically being changed since each share of Class B Common Stock will now correlate with an LLC Unit rather than one share of Class B Common Stock correlating with a number of votes that equals the number of LLC Units for a particular holder. In addition to being approved by the holders of a majority in voting power of the outstanding stock entitled to vote, the Second Amended and Restated Charter is being approved by the holders of a majority in voting power of the Class B Common Stock, acting as a separate class.

The Second Amended and Restated Charter is not intended to prevent a takeover of the Company, and the Company is not presently aware of any potential takeover transaction.
The Board has concluded that the Second Amended and Restated Charter is advisable and in the best interests of the Company and the Board and Consenting Stockholders have adopted the Second Amended and Restated Charter.
Interests of Directors and Executive Officers
No one who has served as a director or executive officer since the beginning of the Company’s last fiscal year, and no associate of any such person, has any substantial interests, directly or indirectly, in the Second Amended and Restated Charter, except (i) in the case of certain directors and executive officers who hold Class B Common Stock, to the extent of their ownership in shares of our Class B Common Stock, which shares would be subject to the same treatment as all other outstanding shares of our Class B Common Stock and (ii) our executive officers who may benefit from the amendment that permits exculpation of officers. Additionally, none of our directors opposed the Second Amended and Restated Charter.

FORWARD-LOOKING STATEMENTS
This Information Statement contains forward-looking statements within the meaning of the “safe harbor” provisions of the United States of America (“U.S.”) Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts or statements of current conditions, but instead represent only our beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of our control. These statements include, but are not limited to, statements related to the Second Amended and Restated Charter and the Company’s ability to realize the intended benefits of the proposed amendments contained therein. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “budgets,” “forecasts,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties that could cause actual outcomes or results to differ materially from those indicated in these statements, including, among others, those described under “Part I-Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 13, 2026. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements contained herein. All of these factors are difficult to predict, contain uncertainties that may materially affect actual results, and may be beyond our control. New factors emerge from time to time, and it is not possible for our management to predict all such factors or to assess the effect of each such new factor on our business. For further information on these and other risk factors affecting us, as such factors may be amended and updated from time to time in our subsequent periodic filings with the SEC, please visit the SEC’s website at www.sec.gov. Given the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be achieved. We caution readers not to place undue reliance upon any forward-looking statements, which are current only as of the date of this Information Statement. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. All subsequent written and oral forward-looking statements concerning the Company or other matters and attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

QUESTIONS AND ANSWERS
What is the Purpose of this Information Statement?
This Information Statement is being furnished pursuant to Section 14(c) of the Exchange Act in connection with the action by written consent of the Consenting Stockholders taken without a meeting, approving the Second Amended and Restated Charter, as described in this Information Statement. This Information Statement also constitutes the notice required to be given pursuant to Section 228(e) of the DGCL to all stockholders of record as of the Record Date (other than the Consenting Stockholders) of the action taken by written consent. This Information Statement will be first sent or given to our stockholders as of the Record Date on or about [   ], 2026.
We are providing this Information Statement to you for your information to comply with the requirements of the Exchange Act and the DGCL. You are urged to read this Information Statement carefully in its entirety; however, no action is required on your part in connection with this Information Statement.
What action was taken by written consent?
On June 26, 2026, the Consenting Stockholders, upon recommendation of the Board, executed and delivered a written consent to approve the Second Amended and Restated Charter.
The Second Amended and Restated Charter may become effective, for purposes of Regulation 14C under the Exchange Act, as early as the 20th day after the mailing of this Information Statement to the Company’s stockholders as of the Record Date who did not execute the written consent approving the Second Amended and Restated Charter.
Why was action taken?
Our Board and the Consenting Stockholders have approved the Second Amended and Restated Charter because the changes contained therein are deemed to be in the best interests of the Company for the reasons set forth under “Description of the Second Amended and Restated Charter,” which provides an overview of the revisions. The Board evaluated the Second Amended and Restated Charter based on the Company’s current status and in light of market dynamics, legal developments and market practice and ultimately determined that the potential benefits of the Second Amended and Restated Charter outweighed any countervailing considerations.
Notwithstanding receipt of the aforementioned stockholder approval, the Board retains discretion (i) as to whether to file one form of Second Amended and Restated Charter containing all such changes to our Current Charter that are described in this Information Statement and (ii) to elect to abandon any of the amendments reflected in Annex A prior to filing, if it determines, in its sole discretion, that any such amendment is no longer in the best interests of the Company and its stockholders.
Section 228 of the DGCL provides that, except as otherwise restricted by a Company’s certificate of incorporation, any action that is required or permitted to be taken at a meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation in the manner required by the DGCL. Our Current Charter does not restrict or eliminate our stockholders’ right to act by consent in lieu of a meeting. In order to significantly reduce the costs and management time involved in soliciting and obtaining proxies to approve the Second Amended and Restated Charter, and in order to effectuate the related updates in a timely manner, the Board directed that the proposal to approve the Second Amended and Restated Charter be submitted to stockholders entitled to vote thereon for action by consent in lieu of a meeting. Following the Board’s approval of the Second Amended and Restated Charter, the holders of a majority in voting power of the outstanding capital stock of the Company, acting as a single class, and the holders of a majority in voting power of the outstanding Class B Common Stock, acting as a separate class, executed and delivered a consent in lieu of a meeting to approve the Second Amended and Restated Charter. Accordingly, under the DGCL, no other approval by the Board or stockholders is required in respect of the Second Amended and Restated Charter.

How many shares of our stock were outstanding on the Record Date?
Class A Common Stock, Class B Common Stock and the Company’s Series A Convertible Perpetual Preferred Stock (“Series A Preferred Stock”) currently comprise its “capital stock.” On the Record Date, June 26, 2026, which is also the date we received the consent of the Consenting Stockholders, the following shares were outstanding:
•	8,936,570 vested shares of our Class A Common Stock;
•	425,850 unvested shares of our Class A Common Stock;
•	12 shares of our Class B Common Stock (equivalent to the voting power of 8,088,934 shares based on an assumed exchange of the same number of LLC Units); and
•	50,000 shares of Series A Preferred Stock (the holders of which are entitled to cast votes equal to up to 4.9% of the aggregate common stock voting power).
What vote was obtained to approve the Second Amended and Restated Charter?
We obtained the approval of the Consenting Stockholders, who collectively represent approximately 53.9% of the voting power of our outstanding shares of capital stock as of the Record Date and approximately 97.2% of the voting power of our outstanding Class B Common Stock as of the Record Date. Under the DGCL, our Current Charter and our Amended and Restated Bylaws, the consent of the holders of at least a majority of the voting power of the outstanding shares of capital stock of the Company entitled to vote, acting as a single class, and the vote of the holders of a majority in voting power of the outstanding shares of Class B Common Stock, acting as a separate class, is required to adopt the Second Amended and Restated Charter.
Holders of our Class A Common Stock have one vote for each share held as of the Record Date. The 425,850 unvested shares of our Class A Common Stock held by Replay Sponsor, LLC must be voted proportionately with all other shares of Class A Common Stock and Class B Common Stock, in the aggregate (but not proportionately with the shares of Series A Preferred Stock) on all matters put to a vote of holders of the Company’s voting stock (i.e., holders of unvested shares will have no discretion in how such shares are voted).
Holders of shares of Class B Common Stock have no economic rights, but are entitled, as holders of Class B Common Stock as of any record date for determining stockholders entitled to vote or act by consent, without regard to the number of shares of Class B Common Stock they hold, to a number of votes that is equal to the aggregate number of LLC Units held by such holders. Holders of shares of Class B Common Stock vote together with holders of Class A Common Stock and Series A Preferred Stock as a single class on all matters on which stockholders are entitled to vote generally, except as otherwise required by law. As of the Record Date, FOA Equity unitholders (other than the Company) held LLC Units that were exchangeable for 8,088,934 shares of Class A Common Stock.
The holders of shares of Series A Preferred Stock are entitled to vote on an as-converted basis with the holders of shares of Class A Common Stock and Class B Common Stock as a single class, provided that such holders will not be entitled to voting power greater than 4.9% of the aggregate total voting power of the outstanding shares of Class A Common Stock and Class B Common Stock. Shares of Series A Preferred Stock are convertible at the option of the holders thereof at any time, subject to certain limitations, into shares of Class A Common Stock at a rate equal to (i) $1,000 divided by (ii) the conversion price, and a cash payment for accrued and unpaid dividends, cash in lieu of fractional shares and, in certain circumstances, dividend catch-up payments relating to dividends on other equity. As of the Record Date, the conversion price is $35.00 per share of Series A Preferred Stock.
Our Consenting Stockholders consisted of Brian L. Libman, the Chairman of our Board, an entity controlled by Mr. Libman and another large stockholder.
Who is entitled to notice?
Each holder of an outstanding share of Class A Common Stock, Class B Common Stock and Series A Preferred Stock as of the Record Date, other than the Consenting Stockholders, is entitled to notice of the action taken by consent in lieu of a meeting of stockholders as required by Section 228(e) of the DGCL.
How were the Consenting Stockholders entitled to vote determined?
In order to determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board fixed the Record Date as the close of business on June 26, 2026.

Who is paying the cost of this Information Statement?
We will pay for preparing, printing and distributing this Information Statement. We will require brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our capital stock held by them and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such materials.
To whom may I direct any additional questions regarding this Information Statement?
Any additional questions regarding this Information Statement may be directed to:
Finance of America Companies Inc.
5830 Granite Parkway, Suite 400
Plano, Texas 75024
Attn: Investor Relations
(877) 202-2666
ir@financeofamerica.com

DESCRIPTION OF THE SECOND AMENDED AND RESTATED CHARTER

ACTION I:
CHANGES REFLECTED IN THE SECOND AMENDED AND RESTATED CHARTER TO PROVIDE
FOR PARITY OF CLASS B COMMON STOCK RELATIVE TO LLC UNITS
The Consenting Stockholders have approved the Second Amended and Restated Charter, which reflects changes to the Current Charter to establish parity in the number of shares of Class B Common Stock relative to LLC Units and to provide that each share of Class B Common Stock shall have one vote on matters on which the holders of Class B Common Stock are entitled to vote. The revised provisions appear in Sections 4.1, 4.3(A)(2), 4.3(D) and 4.3(E) of the Second Amended and Restated Charter. The following description of the revisions should be read with the applicable provisions found in the proposed Second Amended and Restated Charter, which is attached as Annex A and is marked to show such proposed modifications, as well as additional proposed modifications as set forth in Action II and Action III. The description in this Action I is qualified in its entirety by reference to the text of the proposed revisions, with additions indicated by underlining, deletions indicated by strikeouts and relocated text indicated in green font.
Currently, the shares of Class B Common Stock have no economic rights but entitle each holder, without regard to the number of shares of Class B Common Stock held by such holder, to a number of votes equal to the product of the total number of LLC Units held by such person multiplied by the number of shares of Class A Common Stock for which a LLC Unit is entitled to be exchanged at such time (the “Exchange Rate”), on all matters to be voted on by stockholders generally or by holders of Class B Common Stock as a separate class. The Exchange Rate is 1 for 1, and is subject to adjustment. The voting power afforded to holders of LLC Units by their shares of Class B Common Stock automatically and correspondingly is reduced or increased as the number of LLC Units held by such holder of Class B Common Stock decreases or increases. For example, if a holder of Class B Common Stock holds 1,000 LLC Units as of the record date for determining stockholders of the Company that are entitled to vote on a particular matter, such holder will be entitled by virtue of such holder’s Class B Common Stock to 1,000 votes on such matter. If, however, such holder were to hold 500 LLC Units as of the relevant record date, such holder would be entitled by virtue of such holder’s Class B Common Stock to 500 votes on such matter.
The Second Amended and Restated Charter will reclassify the outstanding shares of Class B Common Stock such that each holder of Class B Common Stock will hold a number of shares of Class B Common Stock equal to the number of LLC Units held by such holder. The Second Amended and Restated Charter will also provide that, on all matters on which holders of Class B Common Stock are entitled to vote, each holder of Class B Common Stock will be entitled to one vote for each share of Class B Common Stock held by such holder. Through these changes, the Second Amended and Restated Charter will establish parity in number between the shares of Class B Common Stock and the LLC Units. The modified structure is consistent with the prevailing practice of other companies that employ an “Up-C” structure similar to the Company’s structure and will enhance clarity in understanding the Company’s capitalization (and market capitalization) both for individual investors and analysts. The changes to capitalization will not dilute existing stockholders or otherwise affect the intrinsic value of the Company’s business. Additionally, the Class B Common Stock recalibration will not impact the listing of the Company’s Class A Common Stock under the “FOA” symbol on the New York Stock Exchange (“NYSE”) or NYSE Texas, Inc.
The foregoing change will not change the aggregate number of votes that a holder of Class B Common Stock is entitled to cast, nor will it affect the total number of votes that holders of Class B Common Stock are entitled to cast in the aggregate. Shares of Class B Common Stock will still not have preemptive rights and will not be convertible into or exchangeable for shares of Class A Common Stock or any other security; exchange rights will continue to relate to LLC Units, as a paired security to each share of Class B Common Stock, with exchanges of LLC Units into shares of Class A Common Stock still governed by the Exchange Agreement, dated as of April 1, 2021, by and among the Company, FOA Equity and the holders of LLC Units party thereto (as the same may be amended, supplemented, restated or otherwise modified from time to time, the “Exchange Agreement”).
Furthermore, the Second Amended and Restated Charter provides for automatic adjustment in the number of shares of Class B Common Stock upon the occurrence of any split or combination of the LLC Units or change in the Exchange Rate. Additionally, in the event that any outstanding share of Class B Common Stock shall cease to be held directly or indirectly by a holder of an LLC Unit as set forth in the books and records of FOA Equity, such share, if not transferred to another holder of LLC Units, shall automatically and without further action on the part of the Company or any holder of Class B Common Stock be transferred to the Company for no consideration and thereupon shall be cancelled.
Holders of Class B Common Stock will continue to vote together as a single class with holders of Class A Common Stock and Series A Preferred Stock on all matters submitted to a vote of the stockholders generally. Notwithstanding the foregoing, to the fullest extent permitted by law, holders of common stock have no voting power with respect to, and are not entitled to vote on, any amendment to the charter that relates solely to the terms of one or more outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Company’s organizational documents or pursuant to the DGCL.
To implement the revised structure, the Second Amended and Restated Charter will increase authorized shares of Class B Common Stock from 1,000,000 to 50,000,000. The total number of authorized shares of capital stock will remain at 6,601,000,000 shares, with the authorized shares of preferred stock also remaining at 600,000,000 and the authorized shares of Class A Common Stock decreasing from 6,000,000,0000 to 5,951,000,000.
The Second Amended and Restated Charter does not modify the par value of the Class B Common Stock or otherwise amend the key rights and powers of the Class B Common Stock. The Class B Common Stock will remain a non-economic security with no rights to dividends or distributions. For additional details on the Company’s current capitalization, see “How many shares of our stock were outstanding on the Record Date?” and “What vote was obtained to approve the Second Amended and Restated Charter?”
Holders of Class B Common do not need to take any further action for the adjustment to occur. If the Board determines to proceed in filing the Second Amended and Restated Charter with the Secretary of State of the State of Delaware, effective immediately upon the Filing Effective Time, each share of Class B Common Stock issued and outstanding immediately prior to the Filing Effective Time and held of record by a holder of LLC Units as of the Filing Effective Time will be automatically reclassified as a number of shares of Class B Common Stock equal to the number of LLC Units held by such holder as of the Filing Effective Time. Based on the outstanding LLC Units as of the Record Date, if the Second Amended and Restated Charter is filed, a total of 8,088,934 shares of Class B Common Stock would be outstanding at the Filing Effective Time. Such adjustment will be recorded in the Company’s records as it maintains the register for the Class B Common Stock.
ACTION II:
CHANGE REFLECTED IN THE SECOND AMENDED AND RESTATED CHARTER TO PROVIDE FOR
EXCULPATION OF OFFICERS
The Consenting Stockholders have approved the Second Amended and Restated Charter, which reflects a change to the Current Charter to provide for exculpation of our officers from personal liability for monetary damages for breach of fiduciary duty to the fullest extent permitted by law. This change would alter the exculpation provision in our Current Charter that governs exculpation to clarify that such exculpation applies to our officers in addition to our directors. The revised exculpation provision appears in Section 8.1 of the Second Amended and Restated Charter. The following description of the revisions should be read with the applicable provision found in the proposed Second Amended and Restated Charter, which is attached as Annex A and is marked to show such proposed modifications, as well as additional proposed modifications as set forth in Action I and Action III. The description in this Action II is qualified in its entirety by reference to the text of the proposed revisions, with additions indicated by underlining.
Section 102(b)(7) of the DGCL has long permitted a Delaware corporation to include a provision in its certificate of incorporation eliminating the personal liability of directors for breaches of fiduciary duties, subject to various exceptions. Because Section 102(b)(7) did not historically extend to officers, the Board believes that qualified officers may have been deterred from serving as officers of the Company due to potential exposure to monetary liability and the risk that substantial expense could be incurred in defending lawsuits, regardless of merit.
To address inconsistent treatment between officers and directors and address rising litigation and insurance costs for shareholders, an amendment to Section 102(b)(7) was adopted, effective August 1, 2022, to permit a corporation’s certificate of incorporation to include a provision eliminating or limiting the monetary liability of certain corporate officers for breach of the duty of care. Under the amended statute, Delaware corporations may provide for exculpation of the following officers in certain circumstances: (i) a company’s president, chief executive officer, chief operating officer, chief financial officer, chief legal officer, controller, treasurer or chief accounting officer; (ii) an individual identified in public filings as one of the most highly compensated officers of the company; and (iii) an individual who, by written agreement with the company, has consented to be identified as an officer for purposes of Delaware’s long-arm jurisdiction statute. Consistent with Section 102(b)(7) of the DGCL, the Second Amended and Restated Charter would permit exculpation of such officers only for monetary damages of breaches of the fiduciary duty of care in any direct claim. The DGCL does not permit exculpation of officers from liability for breach of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit. The DGCL also does not permit exculpation of such officers from liability for claims brought by or in the right of the corporation, such as derivative claims, which preserves the Board’s right to pursue derivative claims against the officers of the Company as the Board deems proper and advisable.
The Board further believes that extending to the company’s officers protections comparable to those currently available to its directors is necessary in order to attract and retain top talent and empower our officers to exercise their business judgment in furtherance of stockholder interests without the potential for distraction posed by the risk of personal liability. The nature of the role of the company’s officers often requires them to make decisions on crucial matters, frequently in response to time-sensitive opportunities and challenges, which can create substantial risk of lawsuits seeking to impose personal liability with the benefit of hindsight and regardless of merit. The Board also believes this change could also reduce future litigation costs and indemnification expenses for the Company associated with frivolous lawsuits, the costs of which are often borne by a company either directly through indemnification or indirectly through increased directors’ and officers’ insurance premiums.
ACTION III:
OTHER TECHNICAL CHANGES REFLECTED IN THE SECOND AMENDED AND RESTATED
CHARTER
The Consenting Stockholders have approved the Second Amended and Restated Charter, which reflects additional technical changes that are intended to modernize and streamline our Current Charter. The applicable provisions include all of the provisions set forth in Annex A that are in addition to the proposed changes described in Action I and Action II. The following description of the revisions should be read with the applicable provisions set forth in the proposed Second Amended and Restated Charter, which is attached as Annex A and is marked to show such proposed changes, as well as additional proposed changes set forth in Action I and Action II. The description in this Action III is qualified in its entirety by reference to the text of the proposed changes, with additions indicated by underlining, deletions indicated by strikeouts and relocated text indicated in green font.
Among other things, the proposed technical amendments:
•
Modify the definition of “Principal Stockholder” to clearly refer to Libman Family Holdings, LLC and affiliated persons, collectively, as a result of the Company’s repurchase of remaining equity interests from Blackstone Inc. in February 2026 (and cessation of “controlled company” status within the meaning of NYSE corporate governance standards);

•
Remove references to the Company’s stockholders agreement, dated as of April 1, 2021, in light of recent Delaware law and the aforementioned purchase from Blackstone Inc. (which agreement continues to confer Board nomination and other rights to entities affiliated with Mr. Libman);

•	Expressly opt out of class voting requirements of DGCL Section 242(b)(2);
•
Make technical changes to the provision pursuant to which the Company renounces specified corporate opportunities to eliminate extraneous text referencing the duties any person may have with respect to corporate opportunities that have been renounced; and

•	Integrate the Company’s previous designation of Series A Convertible Perpetual Preferred Stock and attach such certificate of designations as Annex A to the Second Amended and Restated Charter.
The additional changes reflected in the proposed Second Amended and Restated Charter are designed to clarify and confirm the operation of certain provisions, consistent with the DGCL and best practices.

BENEFICIAL OWNERSHIP OF SECURITIES
The following table sets forth information regarding the beneficial ownership of the Company’s voting securities as of June 26, 2026 by:
•	each person known to the Company to be the beneficial owner of more than 5% of any class of the Company’s voting securities;
•	each named executive officer or director of the Company; and
•	all executive officers and directors of the Company as a group.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if they possess sole or shared voting or investment power over that security, including options that are currently exercisable or exercisable within 60 days.
The beneficial ownership as of June 26, 2026 is based on 8,936,570 vested shares of Class A Common Stock outstanding, 12 shares of Class B Common Stock outstanding and 50,000 shares of Series A Preferred Stock outstanding.
See “What vote was obtained to approve the Second Amended and Restated Charter?” for additional information about voting rights of our securities.
The beneficial ownership information in the “Shares of Class A Common Stock” and “Class A Share %” columns below excludes 425,850 unvested shares of Class A Common Stock held by Replay Sponsor, LLC, which are subject to vesting and forfeiture and will not be entitled to receive any dividends or other distributions, or to have any other economic rights until such shares are vested, and such shares will not be entitled to receive back dividends or other distributions or any other form of economic “catch-up” once they become vested.
Unless otherwise noted, the information below also excludes (i) shares of Class A Common Stock underlying outstanding “Earnout Rights,” (ii) the shares reserved that may be issued pursuant to the Company’s equity awards, (iii) shares of Class A Common Stock issuable upon the exchange of the Company’s 10.000% Exchangeable Senior Secured Notes due November 30, 2029 (“Exchangeable Secured Notes”), (iv) shares of Class A Common Stock issuable upon the conversion of the Company’s unsecured convertible promissory notes, (v) shares of Class A Common Stock issuable upon exchange of an equal number of LLC Units and (vi) shares of Class A Common Stock issuable upon conversion of shares of Series A Preferred Stock.
Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them. Unless otherwise noted, the business address of each of the following entities or individuals is 5830 Granite Parkway, Suite 400, Plano, Texas 75024.

	Beneficial Ownership
Name of Beneficial Owner	Shares of Class A Common Stock(1)(2)	Class A Share %(1)(2)	Class A LLC Units(1)	Shares of Series A Preferred Stock(2)	Series A Preferred Share %	% of Total Voting Power(3)
Five Percent Holders:
Bloom Retirement Holdings Inc.(4)	643,572	7.2%	909,864	—	—	8.7%
Leon Cooperman(5)	1,286,068	14.4%	—	—	—	7.2%
Beach Point Capital Management LP(6)	927,837	10.4%	—	—	—	5.2%
Blue Owl Capital Holdings LP(7)	—	—	—	50,000	100.0%	4.9%(8)
Edmond Safra(9)	881,588	9.9%	—	—	—	4.9%
Named Executive Officers and Directors:
Brian L. Libman(10)	2,350,873	23.2%	6,955,056	—	—	45.3%
Norma C. Corio	31,150	*	—	—	—	*
Andrew Essex	4,570	*	—	—	—	*
Cory S. Gardner	4,570	*	—	—	—	*
Tyson A. Pratcher	26,850	*	—	—	—	*
Lance N. West	26,850	*	—	—	—	*
Graham A. Fleming(11)	294,248	3.3%	121,995	—	—	2.3%
Kristen N. Sieffert(12)	127,012	1.4%	53,487	—	—	1.0%
Jeremy E. Prahm(13)	203,856	2.3%	45,875	—	—	1.4%
All Directors and Executive Officers as a Group (11 persons)	3,161,326	31.2%	7,176,413	—	—	49.8%

*	Represents less than 1%.
(1)
Subject to the terms of the Exchange Agreement, the LLC Units are exchangeable for shares of the Company’s Class A Common Stock on a one-for-one basis. Beneficial ownership of LLC Units reflected in this table is not reflected as beneficial ownership of shares of the Company’s Class A Common Stock for which such LLC Units may be exchanged.

(2)
Shares of Series A Preferred Stock are convertible at the option of the holders thereof at any time, subject to certain limitations, into shares of Class A Common Stock at a rate equal to (i) $1,000 divided by (ii) the conversion price, and a cash payment for accrued and unpaid dividends, cash in lieu of fractional shares and, in certain circumstances, dividend catch-up payments relating to dividends on other equity. As of June 26, 2026, the conversion price is $35.00 per share of Series A Preferred Stock. Beneficial ownership of Series A Preferred Stock reflected in this table is not reflected as beneficial ownership of shares of the Company’s Class A Common Stock into which such Series A Preferred Stock may be converted.

(3)
Represents the voting power of the applicable beneficial owner’s Class A Common Stock, Class B Common Stock and Series A Preferred Stock as a percentage of the total voting power of the Company’s Class A Common Stock, Class B Common Stock and Series A Preferred Stock voting together as a single class. The information presented in the “% of Total Voting Power” column is based on the actual number of shares and LLC Units outstanding as of June 26, 2026, without taking into consideration any shares or LLC Units that may be issued after June 26, 2026. As of June 26, 2026, there are 425,850 unvested shares of Class A Common Stock outstanding, which are voted proportionately with all other shares of Class A Common Stock and Class B Common Stock (but not proportionately with the shares of Series A Preferred Stock). For purposes of calculating the values set forth in the “% of Total Voting Power” column, the voting power of such 425,850 unvested shares of Class A Common Stock is allocated proportionally to the shares of Common Stock that were vested as of June 26, 2026. Shares of Class B Common Stock have no economic rights but provide each holder of at least one such share (regardless of the number of shares so held) to a number of votes that is equal to the aggregate number of LLC Units held by such holder on all matters on which stockholders of the Company are entitled to vote generally. The holders of shares of Series A Preferred Stock are entitled to vote on an as-converted basis with the holders of shares of Common Stock as a single class, provided that such holders will not be entitled to voting power greater than 4.9% of the aggregate total voting power of the outstanding shares of Common Stock.

(4)	The business address for Bloom Retirement Holdings Inc. is 895 Dove Street, Suite 300, Newport Beach, CA 92660.
(5)
Reflects 5,575 shares held directly by Mr. Cooperman; 1,267,718 shares held in the account of Omega Capital Partners, L.P., a private investment firm comprised of Cooperman family funds with respect to which Omega Associates, L.L.C. is the general partner (Mr. Cooperman is the Managing Member of Omega Associates, L.L.C.); 12,350 shares held in the UTMA account of Asher Silvin Cooperman, Mr. Cooperman’s minor grandchild, over which Mr. Cooperman has investment authority; 350 shares held in the individual retirement account of Mr. Cooperman; 45 shares held in the individual retirement account of Michael Cooperman, Mr. Cooperman’s adult child, over which Mr. Cooperman has investment authority; and 30 shares held in the individual retirement account of Toby Cooperman, Mr. Cooperman’s spouse, over which Mr. Cooperman has investment authority. The business address for Mr. Cooperman is St. Andrew’s Country Club, 7118 Melrose Castle Lane, Boca Raton, FL 33496. Information in this note is based on a Schedule 13G/A filed by Mr. Cooperman on May 13, 2026.

(6)
Reflects 927,837 shares held by certain clients of Beach Point Capital Management LP and Beach Point GP LLC. Beach Point Capital Management LP is an investment adviser under Section 203 of the Investment Advisers Act of 1940 and furnishes advice to such clients. Beach Point Capital Management LP disclaims beneficial ownership of such shares. Beach Point GP LLC is the sole general partner of Beach Point Capital Management LP and also disclaims beneficial ownership of such shares. The business address for Beach Point Capital Management LP and Beach Point GP LLC is c/o Beach Point Capital Management LP, 1620 26th Street, Suite 6000n, Santa Monica, CA 90404. The information in this note is based on a Schedule 13G/A filed by Beach Point Capital Management LP on April 7, 2026.

(7)
The business address for Blue Owl Capital Holdings LP is 399 Park Avenue, New York, NY 10022. Information in this note is based on a Schedule 13G filed by Blue Owl Capital Holdings LP on February 12, 2026.

(8)	The total voting power of the Series A Preferred Stock beneficially owned by Blue Owl Capital Holdings LP is limited to 4.9%.
(9)
Reflects 520,188 shares held directly by EMS Opportunity Ltd. and indirectly by Mr. Safra as the sole shareholder of EMS Capital Holding Inc., which is the general partner of EMS Capital LP, the investment manager of EMS Opportunity Ltd. Also reflects 361,400 shares held by Replay Sponsor, LLC. Edmond M. Safra and Gregorio Werthein serve as managers of Replay Sponsor, LLC. Excludes 425,850 unvested shares of Class A Common Stock issued in the name of Replay Sponsor, LLC that are subject to vesting or forfeiture. The address for Mr. Safra is 767 Fifth Avenue, 46th Floor, New York, NY 10153. Information in this note is based on a Form 4 filed by Mr. Safra on June 26, 2026.

(10)
Reflects 1,146,473 shares of Class A Common Stock based on a Form 4 filed by Brian L. Libman on May 19, 2026 and 6,955,056 LLC Units based on a Schedule 13D/A filed by Brian L. Libman and Libman Family Holdings, LLC on March 3, 2026. Also reflects 1,204,400 shares of Class A Common Stock that may be obtained upon the exchange of Exchangeable Secured Notes held by Libman Family Holdings, LLC, based on a Schedule 13D/A filed by Brian L. Libman and Libman Family Holdings, LLC on March 3, 2026.

Pursuant to the limited liability company agreement of Libman Family Holdings, LLC (“LFH”), LFH is managed by a board of managers consisting of Brian L. Libman, as the sole manager. LFH is owned, in equal parts, by Libman-Alpha Holdings, LLC (“Alpha”), Libman-Eta Holdings, LLC (“Eta”) and Libman-Kappa Holdings, LLC (“Kappa”). Each of Alpha, Eta and Kappa are owned by Brian L. Libman, Sharon Libman, Libman 2004 Trust (the “04 Trust”) and Libman Family Generational Trust (the “Generational Trust”). The Trustee of each of the 04 Trust and the Generational Trust is Sonia McKinney.
(11)	Reflects 292,248 shares of Class A Common Stock held directly by Mr. Fleming, 2,000 shares of Class A Common Stock held through a trust and 121,995 LLC Units held through a wholly-owned corporation.
(12)	Reflects 127,012 shares of Class A Common Stock held directly by Ms. Sieffert and 53,487 LLC Units held through a wholly-owned corporation.
(13)	Reflects 203,856 shares of Class A Common Stock held directly by Mr. Prahm and 45,875 LLC Units held through a wholly-owned corporation.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS
Pursuant to the rules of the SEC, the Company, intermediaries such as brokers and the services that we employ to deliver communications to our stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of this Information Statement. Upon written or oral request, we will promptly deliver a separate copy of this Information Statement to any stockholder at a shared address to which a single copy of this Information Statement was delivered and who wishes to receive a separate copy of this Information Statement. Once you have received notice of householding materials to your address, householding will generally continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding, you may contact us with such request. Stockholders receiving multiple copies of this Information Statement may likewise request that we deliver single copies of such documents in the future. Stockholders may notify us of their requests by calling or writing us at: Finance of America Companies Inc., 5830 Granite Parkway, Suite 400, Plano, Texas 75024, or by phone at (877) 202-2666.
WHERE YOU CAN FIND MORE INFORMATION
We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may inspect these reports and other information without charge at a website maintained by the SEC. The address of this site is http://www.sec.gov.
Our investor-oriented website address is https://ir.financeofamericacompanies.com/. Through our investor-oriented website, we make available, free of charge, documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC, including our Annual Reports on Form 10-K; our proxy statements for our annual and special stockholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K and Forms 3, 4 and 5 with respect to our securities filed on behalf of our directors and our executive officers; and amendments to those documents. From time to time, we use our investor-oriented website as a channel of distribution of material Company information. The information contained on, or that may be accessed through, our investor-oriented website is not part of, and is not incorporated into, this Information Statement.
You should rely only on the information provided in this Information Statement. The Company has not authorized anyone else to provide you with any information. The delivery of this Information Statement should not create an implication that there has been no change in the affairs of the Company since the date of this Information Statement or that the information herein is correct as of any later date regardless of the time of delivery of this Information Statement.

By Order of the Board of Directors,

Lauren E. Richmond
Chief Legal Officer, General Counsel & Secretary

[    ], 2026

ANNEX A
SECOND AMENDED AND RESTATED CHARTER
(REDLINE COMPARISON AGAINST CURRENT CHARTER)

Annex A
SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

 ~~OF~~
FINANCE OF AMERICA COMPANIES INC.
The present name of the corporation is Finance of America Companies Inc. (the “Corporation”). The Corporation was incorporated under the name “Finance of America Companies Inc.” by the filing of its original  ~~certificate of incorporation (the “   Original~~   Certificate of Incorporation ~~”)~~    with the Secretary of State of the State of Delaware on October 9, 2020. This Second Amended and Restated Certificate of Incorporation of the Corporation, which amends, restates and integrates the provisions of the  ~~Original~~  Amended and Restated Certificate of Incorporation of the Corporation, as heretofore amended, was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware and by the written consent of the  ~~sole~~   requisite stockholders in accordance with Section 228 of the General Corporation Law of the State of Delaware. The  ~~Original~~  Amended and Restated Certificate of Incorporation of the Corporation, as heretofore amended, is hereby amended and restated to read in its entirety as follows:
ARTICLE I
Section 1.1. Name. The name of the Corporation is Finance of America Companies Inc. (the “Corporation”).
ARTICLE II
Section 2.1. Address. The address of the registered office of the Corporation in the State of Delaware is 251 Little Falls Drive, Wilmington, County of New Castle, State of Delaware 19808; and the name of the Corporation’s registered agent at such address is Corporation Service Company.
ARTICLE III
Section 3.1. Purpose. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the General Corporation Law of the State of Delaware (the “DGCL”).
ARTICLE IV
Section 4.1. Capitalization. The total number of shares of all classes of stock that the Corporation is authorized to issue is 6,601,000,000 shares, divided into three classes as follows: (i)  ~~6,000,000,000~~  5,951,000,000 shares of Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”); (ii)  ~~1,000,000~~  50,000,000 shares of Class B Common Stock, par value $0.0001 per share (“Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”); and (iii) 600,000,000 shares of Preferred Stock, par value $0.0001 per share (“Preferred Stock”). The number of authorized shares of any of the Class A Common Stock, Class B Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the  ~~affirmative~~  requisite vote of the  ~~holders of a majority in voting~~   stockholders  ~~power of the stock of the Corporation~~   entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), and no vote of the holders of any of the Class A Common Stock, Class B Common Stock or Preferred Stock voting separately as a class shall be required therefor, unless a vote of any such holder is required pursuant to this Second Amended and Restated Certificate of Incorporation of the Corporation (including any certificate of designation relating to any series of Preferred Stock) (as the same may be amended and/or restated from time to time, the “Restated Certificate of Incorporation”).
Section 4.2. Preferred Stock.
(A) The Board of Directors of the Corporation (the “Board”) is hereby expressly authorized, by resolution or resolutions thereof, at any time and from time to time, to provide, out of the unissued shares of Preferred Stock, for one or more series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the powers (including voting powers), if any, and the preferences and relative, participating, optional, special or other rights, if any, and the qualifications, limitations or restrictions thereof, if any, of the shares of such series and to cause to be filed with the Secretary of State of the State of Delaware a certificate of designation with respect thereto. The designations, powers (including voting powers), preferences and relative, participating, optional, special or other rights of each series of Preferred Stock, if any, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series of Preferred Stock at any time outstanding.
(B) Except as otherwise required by applicable law, holders of a series of Preferred Stock, as such, shall be entitled only to such voting rights, if any, as shall expressly be granted thereto by the Restated Certificate of Incorporation.
(C) Pursuant to the authority conferred upon it by this Article IV, the Board created a series of 50,000 shares of Preferred Stock designated as Series A Convertible Perpetual Preferred Stock (the “Series A Preferred Stock”) by filing a Certificate of Designations of Series A Preferred Stock with the Secretary of State of the State of Delaware (the “Secretary of State”) that became effective at 8:00 a.m. (Eastern Time) on December 15, 2025, and the powers (including voting powers), designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the Series A Preferred Stock are set forth on Annex A hereto and are incorporated herein by reference.
Section 4.3. Common Stock.
(A) Voting Rights.
(1) Except as may otherwise be provided in the Restated Certificate of Incorporation or by applicable law, each holder of record of Class A Common Stock, as such, shall be entitled to one vote for each share of Class A Common Stock held of record by such holder on all matters on which stockholders generally or holders of Class A Common Stock as a separate class are entitled to vote (whether voting separately as a class or together with one or more classes of the Corporation’s capital stock); provided, however, that, to the fullest extent permitted by applicable law, holders of Class A Common Stock, as such, shall have no voting power with respect to, and shall not be entitled to vote on, any amendment to the Restated Certificate of Incorporation that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Restated Certificate of Incorporation or pursuant to the DGCL.
(2) Except as otherwise provided in the Restated Certificate of Incorporation or applicable law,  ~~E~~  each holder of record of Class B Common Stock, as such, shall be entitled ~~, without regard to the number of~~   to one vote for each share ~~s~~   of Class B Common Stock  ~~(or fraction thereof)~~   held of record by such holder ~~, to a number of votes that is equal to the product of (x) the total number of Units (as defined in the Exchange Agreement, dated on or about the date hereof   , by and among the Corporation, Finance of America Equity Capital LLC   , a Delaware limited liability company (“   FAEC LLC   ”), and the holders of Units (as defined therein) party thereto (as    amended, supplemented, restated or otherwise modified from time to time   , the “   Exchange Agreement   ”)) held by such holder as set forth in the books and records of FAEC LLC multiplied by (y) the Exchange Rate (as defined in the Exchange Agreement),~~   on all matters on which stockholders generally or holders of Class B Common Stock as a separate class are entitled to vote (whether voting separately as a class or together with one or more classes of the Corporation’s capital stock); provided, that, upon the occurrence of any split or combination of the Class A Units of Finance of America Equity Capital LLC (“FOAEC” and such units, the “LLC Units”), the issued shares of Class B Common Stock shall be automatically split or combined into a greater or lesser number of shares of Class B Common Stock at the same ratio as such split or combination of the LLC Units; provided, further, that, if at any time the ratio at which LLC Units are exchangeable for shares of Class A Common Stock changes from one-to-one pursuant to the terms of the Exchange Agreement, dated as of April 1, 2021, by and among the Corporation, FOAEC and the holders of LLC Units party thereto (as the same may be amended, supplemented, restated or otherwise modified from time to time the “Exchange Agreement”) (other than as a result of a split or combination for which an adjustment has been made pursuant to the immediately preceding proviso), the number of votes to which each holder of record of Class B Common Stock is entitled to cast on any matter shall be automatically adjusted accordingly. Notwithstanding the foregoing, to the fullest extent permitted by applicable law, holders of Class B Common Stock, as such, shall have no voting power with respect to, and shall not be entitled to vote on, any amendment to the

Restated Certificate of Incorporation that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Restated Certificate of Incorporation or pursuant to the DGCL.
(3) Except as otherwise provided in the Restated Certificate of Incorporation or required by applicable law, the holders of record of Common Stock shall vote together as a single class (or, if the holders of record of one or more outstanding series of Preferred Stock are entitled to vote together with the holders of record of Common Stock, as a single class, together with the holders of record of such one or more series of Preferred Stock) on all matters submitted to a vote of the stockholders generally.
(B) Dividends and Distributions. Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock or any other outstanding class or series of stock of the Corporation, having a preference over or the right to participate with the Class A Common Stock with respect to the payment of dividends and other distributions in cash, property or shares of stock of the Corporation, the holders of Class A Common Stock, as such, shall be entitled to receive such dividends and other distributions in cash, property or shares of stock of the Corporation when, as and if declared thereon by the Board from time to time out of the assets or funds of the Corporation that are by applicable law available therefor. The holders of Class B Common Stock, as such, shall not be entitled to receive any dividends or other distributions in cash, property or shares of stock of the Corporation.
(C) Liquidation, Dissolution or Winding Up. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and subject to the right, if any, of the holders of any outstanding series of Preferred Stock or any other outstanding class or series of stock of the Corporation having a preference over or the right to participate with the Class A Common Stock as to distributions upon dissolution or liquidation or winding up of the Corporation, the holders of Class A Common Stock, as such, shall be entitled to receive the remaining assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares of Class A Common Stock held by each such stockholder. The holders of Class B Common Stock, as such, shall not be entitled to receive any assets of the Corporation in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.
(D) Transfer of Class B Common Stock. In the event that any outstanding share of Class B Common Stock shall cease to be held directly or indirectly by a holder of  ~~a~~  an LLC Unit as set forth in the books and records of FOAEC  ~~LLC~~  , such share, if not transferred to another holder of LLC Units, shall automatically and without further action on the part of the Corporation or any holder of Class B Common Stock be transferred to the Corporation for no consideration and thereupon shall be cancelled.
(E) Reclassification. Effective immediately upon the effectiveness of the filing of the Restated Certificate of Incorporation (the “Filing Effective Time”), each share of Class B common stock, par value $0.0001 per share, of the Corporation (the “Prior Class B Common Stock”), issued and outstanding immediately prior to the Filing Effective Time and held of record by a holder of LLC Units as of the Filing Effective Time shall be automatically reclassified as a number of shares of Class B Common Stock equal to the number of LLC Units held by such holder as of the Filing Effective Time.
ARTICLE V
Section 5.1. Bylaws. In furtherance and not in limitation of the powers conferred by the DGCL, the Board is expressly authorized to make, amend, alter, change, add to or repeal, in whole or in part, the bylaws of the Corporation (as the same may be amended and/or restated from time to time, the “Bylaws”). In addition to any affirmative vote required by the Restated Certificate of Incorporation, the affirmative vote of the holders of at least a majority of the total voting power of all the then outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class, shall be required in order for the stockholders of the Corporation to alter, amend, repeal or rescind, in whole or in part, any provision of the Bylaws or to adopt any provision inconsistent therewith.

ARTICLE VI
Section 6.1. Board of Directors.
(A) Except as otherwise provided in the Restated Certificate of Incorporation and the DGCL, the business and affairs of the Corporation shall be managed by or under the direction of the Board.
(B) Subject to the rights, if any, granted to the holders of any one or more outstanding series of Preferred Stock to elect one or more directors (collectively, the “Preferred Directors” and each a “Preferred Director”)  ~~and the rights granted pursuant to the Stockholders Agreement (as defined below)~~  , any newly-created directorship on the Board that results from an increase in the total number of directors and any vacancy occurring in the Board (whether by death, resignation, disqualification, removal or other cause) shall be filled by the affirmative vote of a majority of the directors then in office (other than any Preferred Director), although less than a quorum, or by the stockholders; provided that, at any time when the Principal Stockholder ~~s~~   (as defined  ~~in the Stockholders Agreement, dated on or about the date of the filing of this Restated Certificate of Incorporation with the Secretary of the    State of the State of Delaware   , by and among the Corporation and the stockholders of the Corporation party hereto (as amended, supplemented, restated or otherwise modified from time to time, the    “Stockholders Agreement”~~  below) beneficially owns, in the aggregate, less than 30% of the total voting power of all the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors (a “Voting Rights Threshold Period”), any newly-created directorship on the Board that results from an increase in the total number of directors and any vacancy occurring in the Board (whether by death, resignation, disqualification, removal or other cause) shall be filled solely and exclusively by the affirmative vote of a majority of the directors then in office (other than any Preferred Director), although less than a quorum. Any director so elected to fill a vacancy or newly created directorship shall hold office until his or her successor shall be elected and qualified, or until his or her earlier death, resignation disqualification or removal.
(C) Any or all of the directors (other than any Preferred Directors) may be removed at any time either with or without cause by the affirmative vote of a majority in voting power of all outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class.
(D) During any period when the holders of any outstanding series of Preferred Stock, voting separately as a series or together with one or more other outstanding series of Preferred Stock, have the right to elect one or more Preferred Directors pursuant to the provisions of the Restated Certificate of Incorporation, then upon commencement and for the duration of the period during which such right continues: (i) the then otherwise total authorized number of directors of the Corporation shall automatically be increased by such specified number of Preferred Directors, and the holders of such series of Preferred Stock shall be entitled to elect such Preferred Director or Preferred Directors; and (ii) each such Preferred Director shall serve until such director’s successor shall have been duly elected and qualified, or until such director’s right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to his or her earlier death, resignation, disqualification or removal. Except as otherwise provided by the Restated Certificate of Incorporation, whenever the holders of any outstanding series of Preferred Stock having such right to elect one or more Preferred Directors are divested of such right pursuant to the provisions of the Restated Certificate of Incorporation, the terms of office of each such Preferred Director elected by the holders of such series of Preferred Stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate (in which case, each such director shall thereupon cease to be qualified as, and shall cease to be, a director) and the total authorized number of directors of the Corporation shall be automatically reduced accordingly.
(E) Directors of the Corporation need not be elected by written ballot unless the Bylaws shall so require.
ARTICLE VII
Section 7.1. Meetings of Stockholders. At any time during any Voting Rights Threshold Period, any action required or permitted to be taken by the holders of stock of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent by such holders unless such action is recommended by all directors of the Corporation then in office; provided, however, that any action required or permitted to be taken by the holders of Class B Common Stock, voting separately as a class, or, to the extent expressly permitted by the provisions of the Restated Certificate of Incorporation relating to one or more outstanding series of Preferred Stock, by the holders of such series of Preferred Stock, voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice and without a vote, if a consent or consents, setting forth the action so taken, shall be signed by the holders of outstanding shares of the relevant class or series having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation in accordance with the DGCL. Subject to the rights of the holders of any outstanding series of Preferred Stock  ~~and any rights granted pursuant to the Stockholders Agreement~~  , special meetings of the stockholders of the Corporation for any purpose or purposes may be called only by or at the direction of the Board, the Chairman of the Board or the Chief Executive Officer of the Corporation; provided, however, that special meetings of the stockholders of the Corporation for any purpose or purposes shall also be called by or at the direction of the Board or the Chairman of the Board at the request of the Principal Stockholder ~~s~~   except at any time during any Voting Rights Threshold Period.
ARTICLE VIII
Section 8.1. Limited Liability of Directors and Officers. No director or officer of the Corporation will have any personal liability to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director or officer, as applicable, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or hereafter may be amended. Neither the amendment, modification, repeal nor elimination of this Article VIII shall effect its application with respect to any act or omission occurring before such amendment, modification, repeal or elimination.
ARTICLE IX
Section 9.1. Competition and Corporate Opportunities.
(A) In recognition and anticipation that (i) members of the Board who are not employees of the Corporation (“Non-Employee Directors”) and their respective Affiliates and Affiliated Entities (each, as defined below) may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Corporation, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, may engage and (ii) the Principal Stockholder ~~s~~   and  ~~their respective~~  its Affiliates may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Corporation, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, may engage, the provisions of this Article IX are set forth to regulate and define the conduct of certain affairs of the Corporation with respect to certain classes or categories of business opportunities as they may involve any of the Non-Employee Directors, the Principal Stockholder ~~s~~   or their respective Affiliates and the powers, rights, duties and liabilities of the Corporation and its directors, officers and stockholders in connection therewith.
(B)  ~~None of~~    To the fullest extent permitted by applicable law, the Corporation hereby renounces any interest or expectancy in, or right to be offered an opportunity to participate in, any business opportunity that may be a corporate opportunity for (i) any Non-Employee Director (including any Non-Employee Director who serves as an officer of the Corporation in both his or her director and officer capacities) or his or her Affiliates or Affiliated Entities  ~~or~~  , (ii) the Principal Stockholder ~~s~~   or its Affiliates, and (iii) the Corporation or any of  ~~their respective~~  its Affiliates  ~~(the Persons (as defined below) above being referred to, collectively, as “   Identified Persons   ” and, individually, as an “   Identified Person   ”) shall, to the fullest extent permitted by applicable law, have any duty to refrain from directly or indirectly (1)~~   , except as provided in Section 9.1(C) of this Article IX.  ~~engaging in the same  or similar business activities or lines of business in which the Corporation or any of its Affiliates now engages or proposes to engage or (2) otherwise competing with the Corporation or any of its Affiliates, and, to the fullest extent permitted by applicable law, no Identified Person shall be liable to the Corporation or its stockholders or to any Affiliate of the Corporation for breach of any fiduciary duty solely by reason of the fact that such Identified Person engages in any such activities.    To the fullest extent permitted by applicable law, the Corporation hereby renounces any interest or expectancy in, or right to be offered an opportunity to participate in, any business opportunity that may be a corporate opportunity for    an Identified Person and the Corporation or any of its Affiliates   , except as provided in Section 9.1(C) of this Article IX.    Subject to said Section 9.1(C) of this Article IX, in the event that any Identified Person acquires knowledge of a potential transaction or other business opportunity that may be a corporate opportunity for itself, herself or~~

~~himself and the Corporation or any of its Affiliates, such Identified Person shall, to the fullest extent permitted by applicable law, have no duty to communicate or offer such transaction or other business opportunity to the Corporation or any of its Affiliates and, to the fullest extent permitted by applicable law, shall not be liable to the Corporation or its stockholders or to any Affiliate of the Corporation for breach of any fiduciary duty as a stockholder, director or officer of the Corporation solely by reason of the fact that such Identified Person pursues or acquires such corporate opportunity for itself, herself or himself, or offers or directs such corporate opportunity to another Person or does not communicate information regarding such corporate opportunity to the Corporation.~~
(C) Notwithstanding the foregoing provision of this Article IX, the Corporation does not renounce its interest in any corporate opportunity offered to any Non-Employee Director (including any Non-Employee Director who serves as an officer of the Corporation in both his or her director and officer capacities) if such opportunity is expressly offered to such Non-Employee Director solely in his or her capacity as a director or officer of the Corporation, and the provisions of Section 9.1(B) of this Article IX shall not apply to any such corporate opportunity.
(D) In addition to and notwithstanding the foregoing provisions of this Article IX, a potential corporate opportunity shall not be deemed to be a corporate opportunity of the Corporation if it is a business opportunity that (i) the Corporation is neither financially or legally able, nor contractually permitted, to undertake, (ii) from its nature, is not in the line of the Corporation’s business or is of no practical advantage to the Corporation or (iii) is one in which the Corporation has no interest or reasonable expectancy.
(E) For purposes of this Article IX, (i) “Affiliate” shall mean (a) in respect of a Non-Employee Director, any Person (as defined below) that, directly or indirectly, is controlled (as defined below) by such Non-Employee Director (other than the Corporation and any Person that is controlled by the Corporation), (b) in respect of  ~~any of~~   the Principal Stockholder ~~s~~  , a Person that, directly or indirectly, is controlled by  ~~any of~~   the Principal Stockholder ~~s~~  , controls  ~~any of~~   the Principal Stockholder ~~s~~   or is under common control with  ~~any of~~   the Principal Stockholder ~~s~~   and shall include any principal, member, director, partner, stockholder, officer, employee or other representative of any of the foregoing (other than the Corporation and any entity that is controlled by the Corporation) and (c) in respect of the Corporation, any Person that, directly or indirectly, is controlled by the Corporation; (ii) “Affiliated Entity” shall mean (a) any Person of which a Non-Employee Director serves as an officer, director, employee, agent or other representative (other than the Corporation and any Person that is controlled by the Corporation), (b) any direct or indirect partner, stockholder, member, manager or other representative of such Person or (c) any Affiliate of any of the foregoing; and (iii) “Person” shall mean any individual, corporation, general or limited partnership, limited liability company, joint venture, trust, association or any other entity.
(F) For the purposes of this Article IX, “control,” including the terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting stock, by contract, or otherwise. A Person who is the owner of 20% or more in voting power of the outstanding voting stock of a corporation, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary. Notwithstanding the foregoing, a presumption of control shall not apply where such person holds voting stock, in good faith and not for the purpose of circumventing this Section (F) of Article IX, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity.
(G) To the fullest extent permitted by applicable law, any Person purchasing or otherwise acquiring any interest in any shares of stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article IX.
ARTICLE X
Section 10.1. DGCL Section 203 and Business Combinations.
(A) The Corporation hereby expressly elects not to be governed by Section 203 of the DGCL.

(B) Notwithstanding the foregoing, the Corporation shall not engage in any business combination (as defined below), at any point in time at which shares of Class A Common Stock are registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with any interested stockholder (as defined below) for a period of three years following the time that such stockholder became an interested stockholder, unless:
(1) prior to such time, the Board approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, or
(2) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock (as defined below) of the Corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by (i) persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or
(3) at or subsequent to such time, the business combination is approved by the Board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock of the Corporation which is not owned by the interested stockholder.
(C) For purposes of this Article X, references to:
(1) “Affiliate” means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another person.
(2) “associate,” when used to indicate a relationship with any person, means: (i) any corporation, partnership, unincorporated association or other entity of which such person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting stock; (ii) any trust or other estate in which such person has at least a 20% beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same residence as such person.
(3) “Principal Stockholder” means Libman Family Holdings, LLC and affiliated persons, collectively.
( ~~3~~  4) “Principal Stockholder Direct Transferee” means any person that acquires (other than in a registered public offering) directly from  ~~any~~  the Principal Stockholder or any of its successors or any “group,” or any member of any such group, of which such persons are a party under Rule 13d-5 of the Exchange Act, beneficial ownership of 15% or more of the then outstanding voting stock of the Corporation.
( ~~4~~  5) “Principal Stockholder Indirect Transferee” means any person that acquires (other than in a registered public offering) directly from  ~~any~~  the Principal Stockholder Direct Transferee or any other Principal Stockholder Indirect Transferee, beneficial ownership of 15% or more of the then outstanding voting stock of the Corporation.
( ~~5~~  6) “business combination,” when used in reference to the Corporation and any interested stockholder of the Corporation, means:
a. any merger or consolidation of the Corporation or any direct or indirect majority-owned subsidiary of the Corporation ( ~~a~~  i) with the interested stockholder, or ( ~~b~~  ii) with any other corporation, partnership, unincorporated association or other entity if the merger or consolidation is caused by the interested stockholder and as a result of such merger or consolidation, Section (B) of this Article X is not applicable to the surviving entity;
b. any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a stockholder of the Corporation, to or with the interested stockholder, whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the Corporation;
c. any transaction which results in the issuance or transfer by the Corporation or by any direct or indirect majority-owned subsidiary of the Corporation of any stock of the Corporation or of such subsidiary to the interested stockholder, except: ( ~~a~~  i) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which securities were outstanding prior to the time that the interested stockholder became such; ( ~~b~~  ii) pursuant to a merger under Section 251(g) of the DGCL; ( ~~c~~  iii) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which security is distributed, pro rata to all holders of a class or series of stock of the Corporation subsequent to the time the interested stockholder became such; ( ~~d~~  iv) pursuant to an exchange offer by the Corporation to purchase stock made on the same terms to all holders of said stock; or ( ~~e~~  v) any issuance or transfer of stock by the Corporation; provided, however, that in no case under items ( ~~c~~  iii) through ( ~~e~~  v) of this subsection c. shall there be an increase in the interested stockholder’s proportionate share of the stock of any class or series of the Corporation or of the voting stock of the Corporation (except as a result of immaterial changes due to fractional share adjustments);
d. any transaction involving the Corporation or any direct or indirect majority-owned subsidiary of the Corporation which has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the Corporation or of any such subsidiary which is owned by the interested stockholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of stock not caused, directly or indirectly, by the interested stockholder; or
e. any receipt by the interested stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of the Corporation), of any loans, advances, guarantees, pledges, or other financial benefits (other than those expressly permitted in subsections a. through d. above) provided by or through the Corporation or any direct or indirect majority-owned subsidiary.
( ~~6~~  7) “control,” including the terms “controlling,” “controlled by” and “under common control with,” shall have the meaning set forth in Section 9.1(F).
( ~~7~~  8) “interested stockholder” means any person (other than the Corporation or any direct or indirect majority-owned subsidiary of the Corporation) that (i) is the owner of 15% or more of the outstanding voting stock of the Corporation, or (ii) is an Affiliate or associate of the Corporation and was the owner of 15% or more of the outstanding voting stock of the Corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder; and the Affiliates and associates of such person; but “interested stockholder” shall not include (a)  ~~any~~  the Principal Stockholder, any Principal Stockholder Direct Transferee, any Principal Stockholder Indirect Transferee or any of their respective Affiliates or successors or any “group,” or any member of any such group, to which such persons are a party under Rule 13d-5 of the Exchange Act, or (b) any person whose ownership of shares in excess of the 15% limitation set forth herein is the result of any action taken solely by the Corporation; provided, further, that in the case of clause (b), such person shall be an interested stockholder if thereafter, such person acquires additional shares of voting stock of the Corporation, except as a result of further corporate action not caused, directly or indirectly, by such person. For the purpose of determining whether a person is an “interested stockholder”, the voting stock of the Corporation deemed to be outstanding shall include stock deemed to be owned by the person through application of the definition of “owner” below but shall not include any other unissued stock of the Corporation which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.
( ~~8~~  9) “owner,” including the terms “own” and “owned,” when used with respect to any stock, means a person that individually or with or through any of its Affiliates or associates:
a. beneficially owns such stock, directly or indirectly; or

b. has ( ~~a~~  i) the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the owner of stock tendered pursuant to a tender or exchange offer made by such person or any of such person’s Affiliates or associates until such tendered stock is accepted for purchase or exchange; or ( ~~b~~  ii) the right to vote such stock pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the owner of any stock because of such person’s right to vote such stock if the agreement, arrangement or understanding to vote such stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to 10 or more persons; or
c. has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in item ( ~~b~~  ii) of subsection b. above), or disposing of such stock with any other person that beneficially owns, or whose Affiliates or associates beneficially own, directly or indirectly, such stock.
( ~~9~~  10) “person” means any individual, corporation, partnership, unincorporated association or other entity.
( ~~10~~  11) “stock” means, with respect to any corporation, capital stock and, with respect to any other entity, any equity interest.
( ~~11~~  12) “voting stock” means stock of any class or series entitled to vote generally in the election of directors and, with respect to any entity that is not a corporation, any equity interest entitled to vote generally in the election of the governing body of such entity. Every reference to a percentage of voting stock shall refer to such percentages of the votes of such voting stock.
ARTICLE XI
Section 11.1. Severability. If any provision or provisions of the Restated Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of the Restated Certificate of Incorporation (including, without limitation, each portion of any paragraph of the Restated Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not, to the fullest extent permitted by applicable law, in any way be affected or impaired thereby.
Section 11.2. Amendment. The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in the Restated Certificate of Incorporation, and other provisions of the DGCL at the time in force may be added or inserted, in the manner now or hereafter prescribed by applicable law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to the Restated Certificate of Incorporation are granted subject to the rights reserved in this Section 11.2.
ARTICLE XII
Section 12.1. Forum.
(A) Unless the Corporation consents in writing to an alternative forum, the Court of Chancery of the State of Delaware (or, if such court does not have subject matter jurisdiction thereof, the federal district court of the State of Delaware) shall, to the fullest extent permitted by applicable law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, stockholder or employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising under any provision of the DGCL, the Restated Certificate of Incorporation or the Bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, or (iv) any action asserting a claim governed by the internal affairs doctrine. Any person or entity that acquires or holds any interest in shares of stock of the Corporation will be deemed to have notice of and consented to the provisions of this section.
(B) Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by applicable law, be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the federal securities laws of the United States, including, in each case, the applicable rules and regulations promulgated thereunder. Any person or entity that acquires or holds any interest in any security of the Corporation shall be deemed to have notice of and consented to the provisions of this  ~~S~~  section  ~~12.1~~  .
* * *

IN WITNESS WHEREOF, the Corporation has caused this Second Amended and Restated Certificate of Incorporation to be signed by  ~~Edmond M. Safra, its President, this 1st day of April, 2021~~  the undersigned duly authorized officer as of this   day of        , 2026.

~~FINANCE OF AMERICA COMPANIES INC.~~

~~By:~~	~~/s/ Edmond M. Safra~~
~~Name: Edmond M. Safra~~
~~Title: President~~

FINANCE OF AMERICA COMPANIES INC.

By:
Name:
Title:

Annex A
 ~~[Signature Page – Amended and Restated~~   Certificate of   ~~Incorporation]~~   Designations of the Series A Convertible
Perpetual Preferred Stock